UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)                                         March 28, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
First Amendment and Waiver to 364-Day Sixth Amended and Restated Competitive Advance and Revolving Credit Facility
First Amendment and Waiver to 5-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2005, Delphi Corporation (“Delphi”) reached agreement with a syndicate of lenders to amend certain terms of its $3.0 billion revolving credit facilities (the “Credit Facilities”), reduced by the amount of any outstanding letters of credit. The Credit Facilities consist of a 364-day revolving credit line in the amount of $1.5 billion, which expires June 2005, and a five-year revolving credit line in the amount of $1.5 billion, which expires June 2009. There are no outstanding amounts under the Credit Facilities and we have never borrowed under either of these Credit Facilities. Under the amended Credit Facilities, the financial covenant for consolidated leverage is tested at each quarter-end using the ratio of total debt (including all receivable factoring and securitization financing) to the aggregate sum of the following amounts: (1) the sum of the preceding four quarters EBITDA (as defined in the Credit Facilities), (2) the sum of the preceding four quarters non-cash Statement of Financial Accounting Standards No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions” expense, and (3) the sum of the preceding four quarters cash restructuring charges up to certain predefined levels. The above mentioned ratio cannot exceed 3.5 to 1 for each of the first three quarters of 2005, 3.25 to 1 for the fourth quarter of 2005, and 2.5 to 1 for the first quarter of 2006 and thereafter. This replaces the previous financial covenant in the Credit Facilities, in which the ratio of total debt (excluding up to $1.5 billion of accounts receivable factoring and securitization accounted for as off-balance sheet financings) to the sum of the preceding four quarters EBITDA was not to exceed 3.25 to 1. Delphi also agreed to the elimination of its option to extend repayment for up to one year beyond the expiration date of its 364-day revolving credit line for any amounts outstanding on the expiration date. Additionally, the syndicate of lenders waived Delphi’s obligation to provide audited financial statements for the year ended December 31, 2004 until June 30, 2005, and waived any breach of representations regarding the accuracy of Delphi’s financial statements caused by delivery of financial statements to the extent such financial statements did not present fairly Delphi’s financial condition and results of operations in accordance with accounting principles generally accepted in the United States for the reasons disclosed in Delphi’s Form 8-K Current Report filed with the Securities and Exchange Commission on March 4, 2005. Copies of the amendments to Delphi’s Credit Facilities are filed as exhibits to this report on Form 8-K.

Delphi has also amended both its U.S. and European trade receivables securitization programs (the “U.S. program” and “European program”, respectively). The U.S. program was renewed through March 22, 2006, amended to increase the borrowing limit from $600 million to $731 million, and amended to conform the leverage ratio financial covenant consistent with the amended Credit Facilities’ covenant. Also, the U.S. program lenders granted waivers similar to those granted under the Credit Facilities amendments. The U.S. program amendment also allows Delphi to maintain effective control over the receivables such that this program will now be accounted for as a secured borrowing. The European program was also amended to conform the leverage ratio financial covenant consistent with the amended Credit Facilities’ covenant and amended other procedural terms.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibits are being filed as part of this Report.

Exhibit
Number	Description

99 (a)	First Amendment and Waiver to 364-Day Sixth Amended and Restated Competitive Advance and Revolving Credit Facility dated March 28, 2005.

99 (b)	First Amendment and Waiver to 5-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility dated March 28, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)

Date: April 1, 2005

By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial Officer,
Chief Accounting Officer and Controller)

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99 (a)	First Amendment and Waiver to 364-Day Sixth Amended and Restated Competitive Advance and Revolving Credit Facility dated March 28, 2005.
99 (b)	First Amendment and Waiver to 5-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility dated March 28, 2005.